UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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Akamai Technologies, Inc.
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NOTICE OF 2005 ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
PROPOSAL ONE
PROPOSAL TWO

April 12, 2005
To our Stockholders:
      I am pleased to invite you to attend the 2005 Annual Meeting of Stockholders of Akamai Technologies, Inc. to be held on Tuesday, May 24, 2005 at 12:00 noon at the Hotel Marlowe, 25 Edwin Land Blvd., Cambridge, Massachusetts 02141.
      At the Annual Meeting, we expect to consider and act upon the following matters:

(1)	To elect three members of our Board of Directors to serve as Class III directors for a term of three years;

(2)	To ratify the selection of PricewaterhouseCoopers LLP as the independent auditors of Akamai for the fiscal year ending December 31, 2005; and

(3)	To transact such other business as may properly come before the meeting or any adjournment thereof.
      Details regarding admission to the meeting and the business to be conducted at the meeting are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.
      Your vote is important. Whether or not you plan to attend the Annual Meeting, I hope you will vote as soon as possible. Voting by written proxy will ensure your representation at the Annual Meeting if you do not attend in person. Please review the instructions on the proxy card regarding each of these voting options.
      Thank you for your ongoing support of and continued interest in Akamai.

Sincerely,

-s- Paul Sagan
Paul Sagan
President and Chief Executive Officer

AKAMAI TECHNOLOGIES, INC.
8 Cambridge Center
Cambridge, Massachusetts 02142

NOTICE OF 2005 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 24, 2005

       The 2005 Annual Meeting of Stockholders of Akamai Technologies, Inc. will be held on Tuesday, May 24, 2005, at 12:00 noon, local time, at the Hotel Marlowe, 25 Edwin Land Blvd., Cambridge, Massachusetts 02141, to consider and act upon the following matters:

(1)	To elect three members of the Board of Directors of Akamai to serve as Class III directors for a term of three years;

(2)	To ratify the selection of PricewaterhouseCoopers LLP as the independent auditors of Akamai for the fiscal year ending December 31, 2005; and

(3)	To transact such other business as may properly come before the meeting or any adjournment thereof.
      Stockholders of record at the close of business on March 31, 2005 are entitled to notice of, and to vote at, the meeting and any adjournment thereof. The stock transfer books of Akamai will remain open for the purchase and sale of Akamai’s common stock.
      All stockholders are cordially invited to attend the meeting.

By order of the Board of Directors,

-s- Melanie Haratunian
Melanie Haratunian
Vice President, General Counsel
and Secretary
Cambridge, Massachusetts
April 12, 2005
      WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE ANNUAL MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES. SENDING IN YOUR PROXY WILL NOT PREVENT YOU FROM VOTING YOUR STOCK AT THE ANNUAL MEETING IF YOU DESIRE TO DO SO, AS YOUR PROXY IS REVOCABLE AT YOUR OPTION.

AKAMAI TECHNOLOGIES, INC.
8 Cambridge Center
Cambridge, Massachusetts 02142

PROXY STATEMENT

       THIS PROXY STATEMENT IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE BOARD OF DIRECTORS OF AKAMAI TECHNOLOGIES, INC. FOR USE AT THE 2005 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD AT 12:00 NOON ON MAY 24, 2005 AND AT ANY ADJOURNMENT OR ADJOURNMENTS OF THAT MEETING.
      All proxies will be voted in accordance with the instructions contained therein, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Annual Meeting. Any proxy may be revoked by a stockholder at any time before it is exercised by delivery of written revocation to our Secretary or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not itself be deemed to revoke a proxy unless the stockholder gives affirmative notice at the Annual Meeting that the stockholder intends to revoke the proxy and vote in person.
      Our Annual Report for the fiscal year ended December 31, 2004 is being mailed to our stockholders with the mailing of the Notice of Annual Meeting and this Proxy Statement on or about April 12, 2005.
      A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2004, as filed with the Securities and Exchange Commission, except for exhibits thereto, will be furnished without charge to any stockholder upon written request to Akamai Technologies, Inc., 8 Cambridge Center, Cambridge, Massachusetts 02142, Attn: Director of Investor Relations. Exhibits will be provided upon written request and payment of an appropriate processing fee.
      Certain documents referenced in this Proxy Statement are available on our website at www.akamai.com. We are not including the information contained on our website, or any information that may be accessed by links on our website, as part of, or incorporating it by reference into, this Proxy Statement.
Voting Securities and Votes Required
      On March 31, 2005, the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, there were issued, outstanding and entitled to vote an aggregate of 127,389,085 shares of our common stock, $.01 par value per share. Each share of common stock is entitled to one vote.
      Under our by-laws, the holders of a majority of the shares of our common stock issued, outstanding and entitled to vote on any matter shall constitute a quorum with respect to that matter at the Annual Meeting. Shares of our common stock present in person or represented by executed proxies received by us (including “broker non-votes” and shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present. If the shares you own are held in “street name,” the bank or brokerage firm, as the record holder of your shares, is required to vote your shares in accordance with your instructions. In order to vote your shares held in “street name,” you will need to follow the directions your bank or brokerage firm provides you.
      The affirmative vote of the holders of a plurality of the votes cast by stockholders entitled to vote is required for the election of directors. The affirmative vote of the holders of a majority of the shares of our common stock present or represented by proxy at the Annual Meeting and voting on the matter is required for the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2005.
      Shares that abstain from voting as to a particular matter and “broker non-votes,” which are shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and broker non-votes will have no effect on the voting of each matter that requires the affirmative vote of a certain percentage of the votes cast or shares voting on a matter.
Security Ownership of Certain Beneficial Owners and Management
      The following table includes information as to the number of shares of our common stock beneficially owned as of February 28, 2005 by the following:

•	each stockholder known by us to beneficially own more than 5% of the outstanding shares of our common stock;

•	each of our directors;

•	our chief executive officer and our four other most highly compensated executive officers in 2004 who received compensation in excess of $100,000 in 2004, referred to as our Akamai Named Executive Officers, as well as our other executive officers; and

•	all of our executive officers and directors as a group.
      Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, which we sometimes refer to as the Commission, and includes voting and investment power with respect to shares. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to shares of common stock identified below, except to the extent authority is shared by spouses under applicable law. Beneficial ownership includes any shares that the person has the right to acquire within 60 days of February 28, 2005 through the exercise of any stock option. We have no outstanding warrants, and beneficial ownership does not include any shares of our common stock issuable upon conversion of debt. Unless otherwise indicated in the notes to the table, the address of each director, executive officer and stockholder owning more than 5% of the outstanding shares of common stock is c/o Akamai Technologies, Inc., 8 Cambridge Center, Cambridge, Massachusetts 02142. On February 28, 2005, there were 127,112,899 shares of our common stock outstanding.

	Number of Shares	Percentage of
	of Common Stock	Common Stock
Name of Beneficial Owner	Beneficially Owned	Outstanding (%)

FMR Corp.(1)	12,260,215	9.6
F. Thomson Leighton	7,479,575	5.9
George H. Conrades	4,194,329	*
Martin M. Coyne II(2)	84,125	*
C. Kim Goodwin(3)	12,500	*
Ronald Graham(2)	107,250	*
William A. Halter(2)	82,375	*
Peter J. Kight(3)	12,500	*
Paul Sagan(4)	1,382,721	*
Frederic V. Salerno(5)	131,125	*
Naomi O. Seligman(2)	67,875	*
Robert Cobuzzi(6)	142,176	*
Melanie Haratunian(7)	38,439	*
Robert Hughes(8)	106,307	*
Chris Schoettle(9)	388,401	*
All executive officers and directors as a group (15 persons)(10)	14,229,698	11.1

*	Percentage is less than 1% of the total number of outstanding shares of our common stock.

(1)	The information reported is based on a Schedule 13G/ A dated February 14, 2005, filed with the Commission by FMR Corp. FMR Corp. reports its address as 82 Devonshire Street, Boston, MA 02109.

(2)	Consists of shares of our common stock issuable upon the exercise of stock options exercisable within 60 days of February 28, 2005 and vested deferred stock units, or DSUs, as of such date.

(3)	Consists of shares of our common stock issuable upon the exercise of stock options exercisable within 60 days of February 28, 2005.

(4)	Includes 375,000 shares of our common stock issuable upon the exercise of stock options exercisable within 60 days of February 28, 2005 and 6 shares of our common stock held by Mr. Sagan’s minor children.

(5)	Includes 46,125 shares of our common stock issuable upon the exercise of stock options exercisable within 60 days of February 28, 2005 and 10,000 vested DSUs as of such date.

(6)	Includes 125,000 shares of our common stock issuable upon the exercise of stock options exercisable within 60 days of February 28, 2005.

(7)	Includes 37,500 shares of our common stock issuable upon the exercise of stock options exercisable within 60 days of February 28, 2005.

(8)	Includes 92,499 shares of our common stock issuable upon the exercise of stock options exercisable within 60 days of February 28, 2005.

(9)	Includes 341,666 shares of our common stock issuable upon the exercise of stock options exercisable within 60 days of February 28, 2005.

(10)	Includes 1,246,915 shares of our common stock issuable upon the exercise of stock options exercisable within 60 days after February 28, 2005.

PROPOSAL ONE
ELECTION OF DIRECTORS
      Our Board of Directors currently consists of ten persons, divided into three classes, serving staggered terms of three years, as follows: three Class I directors (with terms expiring at the 2006 annual meeting of our stockholders), four Class II directors (with terms expiring at the 2007 annual meeting of our stockholders) and three Class III directors (with terms expiring at the 2005 annual meeting of our stockholders).
      In May 2003, Martin Coyne was named the Lead Director of our Board of Directors. In this role, he presides over meetings of the independent members of our Board of Directors, leads numerous initiatives relating to corporate governance and Board effectiveness and seeks to ensure cross communication across Board committees in order that all committees have the necessary information to make decisions that are in the best interests of the shareholders. Mr. Coyne also works with the Executive Chairman and the Chief Executive Officer to prepare Board meeting agendas and ensure that the necessary preparatory materials are provided to Board members prior to meetings. Mr. Coyne leads discussions on the performance of the Chief Executive Officer and each of our other executive officers and succession planning for executive officers and other key management positions.
      Since the establishment of the Lead Director role, the independent directors have met in executive session following each Board meeting and at other times as required. In these executive sessions, Mr. Coyne and the other independent directors review management performance and establish the strategic issues that the Board of Directors believes management should focus on to drive short-term and longer-term business success. Mr. Coyne then provides feedback to the Chief Executive Officer and other members of management on their performance and important issues on which the Board of Directors believes management should focus.
      Effective on April 1, 2005, George Conrades became our Executive Chairman. In this role, Mr. Conrades works closely with the Chief Executive Officer and other executive officers, particularly those in the global sales and marketing organizations, to develop their managerial and leadership potential. The Executive Chairman reports to the Board of Directors on the operational progress and development of the Chief Executive Officer. In addition, the Executive Chairman works closely with the Lead Director and the Chief Executive Officer to set the annual schedule of Board of Director meetings and agenda items for the meetings. The Executive Chairman is also charged with making presentations about Akamai to investors, prospective and existing customers and strategic allies to raise Akamai’s profile across various markets.
      In January 2005, Paul Sagan, our President, was appointed to the Board of Directors by its members in order to fill a vacancy created upon the adoption of a resolution increasing the size of the Board of Directors to ten members. Mr. Sagan serves as a Class II Director. Effective April 1, 2005, Mr. Sagan succeeded Mr. Conrades as Akamai’s Chief Executive Officer.
      Three Class III directors are to be elected at the Annual Meeting. Each of the Class III directors elected at the Annual Meeting will hold office until the 2008 annual meeting of our stockholders or until his or her successor has been duly elected and qualified. Based on the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has nominated William A. Halter, Peter J. Kight and Frederic V. Salerno to serve as Class III directors for a term expiring at the 2008 annual meeting of our stockholders.
      In the event that any nominee for Class III director becomes unavailable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote the proxies in their discretion for any nominee who is designated by the current Board of Directors to fill the vacancy. It is not expected that any of the nominees will be unavailable to serve.

Board Recommendation
      Our Board of Directors believes that approval of the election of William A. Halter, Peter J. Kight and Frederic V. Salerno to serve as Class III directors is in the best interests of Akamai and our stockholders and, therefore, recommends that the stockholders vote FOR this proposal.
      Set forth below are the names and ages of each member of the Board of Directors and the positions and offices held by him or her, his or her principal occupation and business experience during the past five years, the names of other publicly held companies of which he or she serves as a director and the year of the commencement of his or her term as a director of Akamai. Information with respect to the number of shares of our common stock beneficially owned by each director, directly or indirectly, as of February 28, 2005, appears above under the heading “Security Ownership of Certain Beneficial Owners and Management.”
Nominees for Terms Expiring in 2008 (Class III Directors)
      William A. Halter, age 44, has served as a director of Akamai since August 2001. Since April 2001, Mr. Halter has been a management consultant providing services to corporate enterprises. Between November 1999 and March 2001, Mr. Halter served as Deputy Commissioner, and later as Acting Commissioner, of the United States Social Security Administration, an independent agency of the federal government. From 1993 through November 1999, Mr. Halter was a Senior Advisor in the Office of Management and Budget of the Executive Office of the President of the United States. Mr. Halter is currently a director of InterMune, Inc., a biopharmaceutical company, Threshold Pharmaceuticals, a biopharmaceutical company, webMethods, Inc., an Internet services infrastructure company, and Xenogen, a bio-imaging company.
      Peter J. Kight, age 48, has served as a director of Akamai since March 2004. Since December 1997, Mr. Kight has been Chairman of the Board of Directors and Chief Executive Officer of CheckFree Corporation, a provider of financial electronic commerce services and products.
      Frederic V. Salerno, age 61, has served as a director of Akamai since April 2002. From 1997 until his retirement in September 2002, Mr. Salerno served in a variety of senior management positions at Verizon Communications, Inc., a provider of communications services, and its predecessors. At the time of his retirement, Mr. Salerno had been serving as Vice Chairman and Chief Financial Officer. Mr. Salerno also serves on the board of directors of Bear Stearns & Co., Inc., a financial services company, Consolidated Edison, Inc., an energy company, Gabelli Asset Management Inc., a money management firm, Popular, Inc., a financial holding company, and Viacom, Inc., a media company.
Directors Whose Terms Expire in 2006 (Class I Directors)
      George H. Conrades, age 66, became our Executive Chairman in April 2005. Previously, Mr. Conrades served as our Chairman and Chief Executive Officer since April 1999 and as a director since December 1998. Mr. Conrades has also been a venture partner of Polaris Venture Partners, Inc., an early stage investment company, since August 1998. From August 1997 to July 1998, Mr. Conrades served as Executive Vice President of GTE and President of GTE Internetworking, an integrated telecommunication services firm. Mr. Conrades served as Chief Executive Officer of BBN Corporation, a national Internet services provider and Internet technology research and development company, from January 1994 until its acquisition by GTE Internetworking in July 1997. Prior to joining BBN Corporation, Mr. Conrades was a Senior Vice President at International Business Machines Corporation, or IBM, and a member of IBM’s Corporate Management Board. Mr. Conrades is currently a director of Cardinal Health, Inc., a provider of services supporting the healthcare industry, and Harley-Davidson, Inc., a motorcycle manufacturer.
      Martin M. Coyne II, age 56, has served as a director of Akamai since November 2001. Mr. Coyne was named our Lead Director in May 2003. Between 1995 and his retirement in July 2003, Mr. Coyne served in a variety of senior management positions at the Eastman Kodak Company, which develops, manufactures and markets imaging products and services. Mr. Coyne most recently served as Group Executive, Photography Group, and Executive Vice President of Eastman Kodak. Mr. Coyne also serves on the boards of directors of

Welch Allyn, Inc., a manufacturer of innovative medical diagnostic equipment, and Avecia Group Plc., a privately-held manufacturer of fine and specialty chemicals.
      C. Kim Goodwin, age 45, has served as a director of Akamai since January 2004. From September 2002 through January 2005, Ms. Goodwin was Chief Investment Officer — Equities of State Street Research, a money management firm. From September 1997 through August 2002, Ms. Goodwin was Chief Investment Officer — U.S. Growth Equities at American Century Investment Management, an investment management company.
Directors Whose Terms Expire in 2007 (Class II Directors)
      Ronald Graham, age 69, has served as a director of Akamai since August 2001. Mr. Graham, a professor at the University of California at San Diego since January 1999, holds the Irwin and Joan Jacobs Endowed Chair of Computer and Information Science. Mr. Graham is also the Chief Scientist of the California Institute for Telecommunications and Information Technology, an institute created by the State of California to fund research related to next-generation of Internet technologies. In addition, since July 1996, Mr. Graham has served as the Treasurer of the National Academy of Sciences. From 1962 until December 1999, Mr. Graham served in a variety of positions at AT&T Corp., a global telecommunications corporation, most recently as Chief Scientist.
      F. Thomson Leighton, age 48, co-founded Akamai and has served as our Chief Scientist and as a director since August 1998. Dr. Leighton has been a professor of Mathematics at MIT since 1982 and has served as the Head of the Algorithms Group in MIT’s Laboratory for Computer Science since its inception in 1996. Dr. Leighton is currently on leave from MIT. Dr. Leighton is a former two-term chair of the 2,000-member Association of Computing Machinery Special Interest Group on Algorithms and Complexity Theory, and a former two-term Editor-in-Chief of the Journal of the Association for Computing Machinery, one of the nation’s premier journals for computer science research.
      Paul Sagan, age 45, became our Chief Executive Officer in April 2005 and has served as our President since May 1999. Mr. Sagan joined Akamai in October 1998 as Vice President and Chief Operating Officer. From May 1999 until March 2001, Mr. Sagan also held the title of Chief Operating Officer. From July 1997 to August 1998, Mr. Sagan was Senior Advisor to the World Economic Forum, a Geneva, Switzerland-based organization that provides a collaborative framework for leaders to address global issues. From December 1995 to December 1996, Mr. Sagan was the President and Editor of Time Inc. NewMedia, an affiliate of Time Warner, Inc., a global media and entertainment company.
      Naomi O. Seligman, age 66, has served as a director of Akamai since November 2001. Ms. Seligman has been a senior partner at Ostriker von Simson, a consulting firm focusing on information technology, since June 1999. The partners of Ostriker von Simson chair the CIO Strategy Exchange, which regularly brings together four vital quadrants of the information technology sector: invited chief information officers, or CIOs, from the largest multinational enterprises, premier venture capitalists, establishment CEOs from prominent computer companies, and entrepreneurs leading innovative emerging technology firms. Previously, Ms. Seligman served as a co-founder and senior partner of the Research Board, Inc., a private sector institution sponsored by one hundred CIOs from major corporations. Ms. Seligman also serves on the board of directors of The Dun & Bradstreet Corporation, a provider of business information services, and Sun Microsystems, a provider of network hardware, software and services.
Non-Director Executive Officers of Akamai
      Lisa Arthur, age 43, joined Akamai in June 2004 as our Chief Marketing Officer. Prior to joining Akamai, Ms. Arthur had been employed by Oracle Corporation, an enterprise software corporation, since January 1998. Between December 1999 and June 2004, Ms. Arthur was a vice president in Oracle’s Global Marketing organization with responsibility for On Demand services, global services, CRM and E-Business Suite.

      Robert Cobuzzi, age 63, joined Akamai in November 2002 as our Chief Financial Officer. Prior to joining Akamai, from July 2000 until June 2002, Mr. Cobuzzi was Executive Vice President and Chief Financial Officer of Network Plus Corp., a competitive local and long distance telecommunications carrier. Network Plus Corporation filed a voluntary petition for bankruptcy protection under Chapter 11 of the United States bankruptcy code in January 2002. Between 1991 and 2000, Mr. Cobuzzi held a number of management positions at Kollmorgen Corporation, a manufacturer of electronic equipment and software controls, serving as Senior Vice President and Chief Financial Officer from February 1999 until July 2000.
      Melanie Haratunian, age 45, joined Akamai in September 2003 as our Vice President and General Counsel. From April 2003 until August 2003, Ms. Haratunian was Vice President and Deputy General Counsel of Allegiance Telecom Company Worldwide, the operating company of Allegiance Telecom, Inc., a competitive local, long distance and data telecommunications carrier. Allegiance Telecom, Inc. and its subsidiaries filed a voluntary petition for bankruptcy protection under Chapter 11 of the United States bankruptcy code in May 2003 and was acquired by XO Communications in June 2004. Between April 2001 and April 2003, Ms. Haratunian was the General Counsel for Allegiance Internet, Inc., the Internet access and web-hosting division of Allegiance Telecom, Inc. Ms. Haratunian was the General Counsel of HarvardNet, Inc., an Internet access and web-hosting company, from November 1998 until April 2001 when Allegiance Telecom Company Worldwide acquired HarvardNet, Inc.
      Robert Hughes, age 37, joined Akamai in 1999. From October 1999 through October 2001, Mr. Hughes was responsible for the development and management of Akamai’s channel sales program, becoming Vice President, Global Channel Sales in October 2001. From November 2001 through December 2002, Mr. Hughes served as Vice President Sales, Eastern Division. Between January 2003 through October 2003, he was Vice President Sales, Americas. From November 2003 through June 2004, Mr. Hughes served as Vice President Global Sales and Services. Mr. Hughes was named to his current position, Executive Vice President, Global Sales and Services, in July 2004. Before joining Akamai, Mr. Hughes previously held sales and marketing management positions at PictureTel and Boston Scientific.
      Chris Schoettle, age 41, joined Akamai in March 2001 as Executive Vice President and Chief Operating Officer. Since March 2002, he has served as Executive Vice President, Technology, Networks and Support, responsible for software development, architecture, security, network infrastructure, service operations and global customer support. From August 1998 to March 2001, Mr. Schoettle held several management positions at Lucent Technologies, a communications infrastructure company, serving most recently as President of Broadband Access from May 2000 to March 2001. Mr. Schoettle previously held management positions at AT&T, Novell, and Unix System Laboratories.
      No person who served as a director or executive officer of Akamai during the year ended December 31, 2004 has a substantial interest, direct or indirect, in any matter to be acted upon at the Annual Meeting other than the election of Class III directors. Each executive officer serves at the discretion of our Board of Directors and holds office until his or her successor is elected and qualified or until his or her earlier resignation or removal. There are no family relationships among any of our directors or executive officers.
Determination of Independence
      Under The NASDAQ Stock Market, Inc. Marketplace Rules, or the NASDAQ Rules, a director of Akamai will only qualify as an “independent director” if, in the opinion of the Board of Directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board of Directors has determined that, other than Messrs. Conrades, Leighton and Sagan, none of our directors has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under Rule 4200(a)(15) of the NASDAQ Rules.
Board and Committee Meetings
      The Board of Directors held ten meetings during the fiscal year ended December 31, 2004 and took one action by unanimous written consent. Each incumbent director attended at least 75% of the total number of meetings of the Board of Directors and each committee on which he or she served during the fiscal year ended December 31, 2004.
      The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each committee operates under a charter that has been approved by the Board of Directors. Copies of the charters are posted in the Investors Relations section of our website at www.akamai.com. The Board of Directors has determined that all of the members of each of the Board’s three standing committees are independent as defined under the NASDAQ Rules, including, in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act.
      The Audit Committee consists of three directors, Mr. Coyne, Ms. Goodwin and Mr. Salerno. Mr. Salerno serves as Chair of the Audit Committee. The Audit Committee reviews the professional services provided by our independent accountants, the independence of such accountants from our management, our annual financial statements and our system of internal accounting controls. The Audit Committee also reviews such other matters with respect to our accounting, auditing and financial reporting practices and procedures as it may find appropriate or may be brought to its attention. The Audit Committee held nine meetings in fiscal year 2004. The Board of Directors has determined that Mr. Salerno is an “audit committee financial expert” within the meaning of Item 401(h) under Regulation S-K issued by the Commission under the Exchange Act.
      The Compensation Committee consists of Mr. Graham, Mr. Halter, Mr. Kight and Ms. Seligman. Ms. Seligman serves as Chair of the Compensation Committee. The Compensation Committee determines the compensation of our Chief Executive Officer and other executive officers, administers our bonus, incentive compensation and stock plans, approves stock option grants and approves the salaries and other benefits of our executive officers. In addition, the Compensation Committee consults with our management regarding our benefit plans and compensation policies and practices. The Compensation Committee held six meetings during fiscal year 2004 and took eight actions by unanimous written consent during that year.
      The Nominating and Corporate Governance Committee consists of Ms. Goodwin, Mr. Halter and Mr. Salerno. Mr. Halter serves as Chair of the Nominating and Corporate Governance Committee. This committee’s responsibilities include identifying individuals qualified to become members of our Board of Directors; recommending to the full Board of Directors the persons to be nominated for election as directors and to each of its committees; and reviewing and making recommendations to the Board of Directors with respect to management succession planning. The Nominating and Corporate Governance held six meetings in 2004.
      All directors are expected to attend regular Board meetings, Board committee meetings and our annual meeting of stockholders. All directors except Mr. Salerno attended the 2004 annual meeting of stockholders.
Compensation of Directors
      Our employees who serve on the Board of Directors are not compensated for their service as directors. Non-employee directors are entitled to annual compensation of $120,000, of which $20,000 is paid in cash and $100,000 is paid in deferred stock units, or DSUs, representing the right to acquire shares of our common stock. The number of DSUs issued is based on the fair market value of our common stock on the date of our annual stockholders meeting. For so long as the person remains a director, DSUs will vest over a two-year period. In addition, our Lead Director and the Chair of our Audit Committee are entitled to $25,000 of additional compensation, of which $15,000 is paid in cash and $10,000 is paid in DSUs. Chairs of the two other board committees are entitled to $10,000 of compensation, of which $5,000 is paid in cash and $5,000 is paid in DSUs. Each non-employee director is eligible to receive fair market value options to purchase 50,000 shares of our common stock when he or she joins the Board of Directors. We also reimburse directors for reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors.

Executive Compensation
      Summary Compensation Table. The following table sets forth information with respect to the compensation earned by the Akamai Named Executive Officers for the fiscal years ended December 31, 2004, 2003 and 2002. Columns required by the regulations of the Commission have been omitted where no information was required to be disclosed under those columns.

					Long-Term
					Compensation

					Awards

		Annual Compensation			Restricted
					Stock	Securities
		Salary			Awards	Underlying		All Other
Name and Principal Position (1)	Year	($)	Bonus ($)		($)	Options (#)		Compensation (2)

George Conrades	2004	20,769	—		—	—		—
Chairman and Chief	2003	20,000	—		—	—		—
Executive Officer(3)	2002	20,000	—		—	750,000		—
Robert Cobuzzi	2004	207,692	72,000		—	—		—
Chief Financial Officer	2003	200,000	—		—	—		—
	2002	23,076	—		—	250,000		—
Melanie Haratunian	2004	207,692	—		—	—		—
Vice President and	2003	57,692	—		—	100,000		—
General Counsel	2002	—	—		—	—		—
Robert Hughes	2004	534,605	—		—	—		—
Executive Vice President,	2003	443,304	—		—	115,000		—
Global Sales and Services	2002	448,155	—		—	60,000		—
Chris Schoettle	2004	311,538	—		—	—		—
Executive Vice President,	2003	300,000	279,200	(4)	—	400,000	(5)	—
Technology, Networks	2002	300,000	80,000	(6)	(5)	—		1,000	(7)
and Support

(1)	Mr. Conrades commenced employment with Akamai in April 1999; Mr. Cobuzzi commenced employment with Akamai in November 2002; Ms Haratunian commenced employment with Akamai in September 2003; Mr. Hughes commenced employment with Akamai in October 1999; and Mr. Schoettle commenced employment with Akamai in March 2001.

(2)	With the exception of Mr. Schoettle, other compensation in the form of perquisites and other personal benefits has been omitted because these perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total salary and bonus for each Akamai Named Executive Officer for that year.

(3)	In April 2001, Mr. Conrades made a voluntary election to reduce his base salary to $20,000 in an effort to preserve the cash available to Akamai and help us reduce overall expenses, particularly at a time when Akamai was making significant reductions in its work force. See “Report of the Compensation Committee” elsewhere in this Proxy Statement.

(4)	Includes a $109,200 bonus that was earned in the year ended December 31, 2002 but was paid in 2003.

(5)	In November 2002, Mr. Schoettle exchanged 750,000 outstanding options to purchase common stock for 100,000 shares of restricted common stock and the right to receive an option to purchase 400,000 additional shares of common stock in May 2003. The shares of restricted common stock vested in full in November 2004, the second anniversary of the date of grant. We are unable to assess the value of the consideration paid by Mr. Schoettle for the shares of restricted stock.

(6)	Reflects bonus that was earned in the year ended December 31, 2001 but was paid in 2002.

(7)	Consists of contributions to our 401(k) plan made on behalf of Mr. Schoettle.

Option Grants During Fiscal Year 2004
      No stock options were granted to Akamai Named Executive Officers in 2004.

Aggregated Options Exercises in Last Fiscal Year and Fiscal Year End Option Values.

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options at		In-The-Money Options
	Shares	Value	Fiscal Year End		at Fiscal Year End (2)
	Acquired on	Realized
Name	Exercise (#)	($) (1)	Exercisable (#)	Unexercisable (#)	Exercisable	Unexercisable

George Conrades	0	0	0	750,000	$0	$8,827,500
Robert Cobuzzi	0	0	100,000	150,000	$1,191,000	$1,786,500
Melanie Haratunian	0	0	31,250	68,750	$247,188	$543,813
Robert Hughes	105,151	1,069,793	57,188	131,875	$445,888	$775,813
Chris Schoettle	0	0	316,666	83,334	$2,951,327	$776,673

(1)	Value is determined by subtracting the exercise prices of the stock options exercised from the fair market value of our common stock as of the date of exercise as quoted on the NASDAQ Stock Market.

(2)	Value is based on the difference between the option exercise price and the fair market value at December 31, 2004, our fiscal-year end, of $13.03 (the closing price per share on December 31, 2004 as quoted on the NASDAQ Stock Market), multiplied by the number of shares underlying the option.

Employment Agreements
      On July 12, 2002, we entered into an employment agreement and a stock option agreement with Mr. Conrades. Under the terms of those agreements, if, following a change in control of Akamai, Mr. Conrades resigns due to a material reduction in his responsibilities or compensation or is terminated for a reason other than cause, he is entitled to a cash payment of $1.0 million. In addition, any unvested options shall vest as though one-third of such unvested options had vested on each anniversary of the date of grant.
      On November 7, 2002, we entered into a letter agreement with Mr. Cobuzzi setting forth his responsibilities and compensation as our new Chief Financial Officer. Under the agreement, if Mr. Cobuzzi’s employment is terminated by us other than for cause during the first three years of his employment, we will pay him an amount equal to one year of his then-base salary plus certain medical benefits. If such a termination occurs during the first year of Mr. Cobuzzi’s employment with us, 25% of his initial stock option grant would be deemed vested at such time. If such a termination occurs during the second year of Mr. Cobuzzi’s employment with us, 50% of his initial stock option grant would be deemed vested at such time. If such a termination occurs during the third year of Mr. Cobuzzi’s employment with us, 75% of his initial stock option grant would be deemed vested at such time. In addition, if there is a change of control of Akamai and the surviving entity fails to offer to employ Mr. Cobuzzi in a position with responsibilities that are commensurate with his responsibilities with us and, as a result, his employment terminates voluntarily or involuntarily, he shall be entitled to receive payment of an amount equal to one year of his then-base salary. If there is a change of control of Akamai, the number of shares of our common stock as to which Mr. Cobuzzi’s options have vested shall be calculated as though the applicable grant date were the date that is one year prior to such grant date.
      In May 14, 2003, we entered into a stock option agreement with Mr. Schoettle pursuant to which he acquired the option to purchase up to 400,000 shares of our common stock. Under that agreement, if Mr. Schoettle’s employment is terminated for a reason other than cause, as defined in the agreement, all of his unvested options will accelerate as of the termination date. Additionally, if there is a change in control of Akamai, the number of shares of our common stock as to which Mr. Schoettle’s options have vested shall be calculated as though the applicable grant date were the date that is one year prior to such grant date.
      On August 21, 2003, we entered into a letter agreement with Melanie Haratunian setting forth her responsibilities and compensation. The agreement provides that if Ms. Haratunian’s employment is terminated by us other than for cause during the first year of her employment, she is entitled to a payment equal to six months of her then-base salary and a payment equal to six months worth of medical insurance coverage. If Akamai terminates Ms. Haratunian’s employment for any reason after the completion of her first year of employment, she would be eligible for benefits under the Akamai policy then in effect for other senior executives who leave the company involuntarily. In the event that there is a change in control of Akamai, and within the first ninety (90) days the surviving entity fails to offer to employ Ms. Haratunian in a position with responsibilities that are commensurate (but not necessarily identical) with her responsibilities at Akamai, and as a result her employment terminates voluntarily or involuntarily, Ms. Haratunian will receive an amount equal to six months of her then-base salary. At the time of her hiring, Ms. Haratunian entered into an Incentive Stock Option Agreement, which provides that if there is a change of control of Akamai, the number of shares of our common stock as to which Ms. Haratunian’s options have vested shall be calculated as though the applicable grant date were the date that is one year prior to such grant date.
      Robert Hughes has entered into several Incentive Stock Option Agreements with Akamai that are consistent with the standard form of option agreement and provide that if there is a change of control of Akamai, the number of shares of our common stock as to which Mr. Hughes’s options have vested shall be calculated as though the applicable grant date were the date that is one year prior to such grant date.
      On January 4, 2005, we entered into an employment letter agreement and an Incentive Stock Option Agreement with Paul Sagan. If Mr. Sagan terminates his employment under certain circumstances following a change in control of Akamai, vesting of a portion of his options shall accelerate and he shall be entitled to lump sum cash payments equal to: two (2) years of his then-current base salary and an award equal to two (2) times his then-applicable annual incentive bonus at target (defined as fifty percent (50%) of his then-current annual base salary). If Mr. Sagan is involuntarily terminated for any reason other than cause, he shall be entitled to lump sum cash payments equal to: one year of his then-current base salary; an amount equal to 12 times the monthly premium for continued health and dental insurance coverage paid by Akamai on his behalf in the month preceding termination; and an award of his then-applicable annual incentive bonus at target. In addition, if Mr. Sagan is involuntarily terminated in 2005 for any reason other than cause, Akamai will accelerate the number of shares which will be deemed vested as though the grant date of his options was the date eighteen (18) months prior to the grant date; if he is so terminated in 2006, Akamai will accelerate the number of shares which will be deemed vested as though the grant date of his options was the date twelve (12) months prior to the Grant Date; and if he is so terminated in 2007, Akamai will accelerate the number of shares which will be deemed vested as though the grant date of his options was the date six (6) months prior to the grant date.
      In January 2005, each of the Akamai Named Executive Officers entered into an Incentive Stock Option Agreement with us that includes a vesting acceleration provision. Each of those agreements provides that, upon a change in control of Akamai, the number of shares of Akamai common stock as to which the option has vested shall be calculated as though the grant date were the date that is one year prior to the grant date.
      On January 25, 2005, the Compensation Committee of the Board of Directors adopted an Executive Severance Pay Plan, which we refer to as the Executive Severance Plan, for our executive officers. Participants under the Executive Severance Plan who are terminated for any reason other than “cause” (as defined in the Executive Severance Plan) and have signed a mutually acceptable separation agreement shall be entitled to a lump sum payment equal to one year of the participant’s then-current base salary, less applicable withholdings for taxes and other required deductions, plus an amount equal to 12 times the monthly premium for continued health and dental insurance coverage paid by Akamai on the participant’s behalf in the month preceding the participant’s termination.

Ten Year Option Repricings
      The following table sets forth information regarding options held by an Akamai Named Executive Officer that were exchanged pursuant to an option exchange agreement. The Compensation Committee approved the option exchanges in order to restore the incentive value of such options.

		Number of				Length
		Securities		Exercise Price		of Original
		Underlying	Market Price of	of Option at		Option Term
		Options	Stock at Time of	Time of	New	at Date of
		Repriced or	Repricing or	Repricing or	Exercise	Repricing
Name	Date	Amended(#)	Amendment($)(1)	Amendment($)	Price($)	or Amendment

Chris Schoettle	11/14/02	425,000	$1.01	$9.47	(2)	03/19/11
Executive Vice	11/14/02	325,000	$1.01	$4.21	(2)	08/31/11
Technology, Networks
and Support

(1)	Represents the closing price of our common stock on November 14, 2002 as reported by the NASDAQ Stock Market.

(2)	In November 2002, Mr. Schoettle agreed to exchange stock options to purchase 750,000 shares of our common stock for the issuance of 100,000 shares of restricted common stock at that time. In addition, in May 2003, we issued to him stock options to purchase an additional 400,000 shares of our common stock so long as Mr. Schoettle continues to be an eligible participant under the Akamai Technologies, Inc. Second Amended and Restated Stock Incentive Plan, which we refer to as the 1998 Stock Incentive Plan. There is no exercise or issuance price associated with the restricted stock grants. The exercise price of the stock options issued in May 2003 is $3.71, which was the fair market value of our common stock on the date of grant, as determined by the last reported sales price of our common stock as reported by the NASDAQ Stock Market on such date.

Securities Authorized for Issuance Under Equity Compensation Plans
      The following table reflects the number of shares of our common stock that, as of December 31, 2004, were outstanding and available for issuance under compensation plans that have previously been approved by our stockholders as well as compensation plans that have not previously been approved by our stockholders.

Number of Securities
		Weighted-Average	Remaining Available for
	Number of Securities to be	Exercise Price of	Future Issuance Under
	Issued Upon Exercise of	Outstanding Options,	Equity Compensation
	Outstanding Options,	Deferred Stock	Plans (Excluding
	Deferred Stock Units and	Units and Other	Securities Reflected in
	Other Rights	Rights ($)	Column (a))
Plan Category	(a)	(b)	(c)

Equity Compensation Plans Approved by Security Holders(1)(2)	11,509,737	7.67	10,525,673	(3)
Equity Compensation Plans not Approved by Security Holders(4)	2,798,975	3.33	367,079
Total	14,308,712	6.82	10,892,752

(1)	Consists of stock options and other rights issuable under the 1998 Stock Incentive Plan and the Akamai Technologies, Inc. 1999 Employee Stock Purchase Plan, as amended, which we refer to as the 1999 Employee Stock Purchase Plan.

(2)	Excludes stock options to purchase up to 6,554 shares of our common stock with a weighted average exercise price of $32.12 per share issued pursuant to stock option plans assumed in connection with our acquisitions of InterVU, Inc. and Network24 Communications, Inc. No future stock options may be issued under these plans.

(3)	Includes 1,500,000 shares available for future issuance under our 1999 Employee Stock Purchase Plan. At our 2002 annual meeting of stockholders, our stockholders approved an evergreen provision for the 1999 Employee Stock Purchase plan pursuant to which the number of shares available for issuance automatically increases to up to 1,500,000 shares each June 1 and December 1, subject to an aggregate cap of 20,000,000 shares.

(4)	Consists of stock options issuable under the Akamai Technologies, Inc. 2001 Stock Incentive Plan, which we refer to as the 2001 Option Plan.
      The following is a brief description of the material features of the equity compensation plan reflected in the chart above that was not approved by our stockholders:
      On December 11, 2001, our Board of Directors approved the adoption of the 2001 Option Plan. The purpose of this plan is to advance the interests of our stockholders by enhancing our ability to attract, retain and motivate persons who make important contributions to Akamai by providing them with equity ownership opportunities and performance-based incentives that better align their interests with those of our stockholders. A total of 5,000,000 shares of our common stock, subject to adjustment in the event of a stock split or similar event, are issuable to our consultants, advisors and employees, including individuals who have accepted offers for employment with us; however, the 2001 Option Plan excludes from participation all directors and all officers within the meaning of Section 16 of the Exchange Act and related rules. The plan provides for the granting of non-statutory options, restricted stock awards and other stock-based awards. A copy of the 2001 Option Plan was filed with the Commission as an exhibit to our annual report on Form 10-K for the fiscal year ended December 31, 2002.
Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Exchange Act, which we refer to as Section 16(a), requires our officers and directors, and holders of more than ten percent of a registered class of our equity securities, which we refer to as reporting persons, to file reports of ownership and changes in ownership of such securities with the Commission. Reporting persons are required by Commission regulations to furnish us with copies of all Section 16(a) forms they file. Based on our review of copies of reports filed with the Commission, we believe that FMR Corp. is the only beneficial owner of more than ten percent of our common stock.
      Based solely on our review of copies of reports filed by reporting persons or written representations from such persons pursuant to Item 405 of Regulation S-K, we believe that during fiscal year 2004, all filings required to be made by the reporting persons in connection with their ownership of Akamai securities were made in accordance with the requirements of the Exchange Act.
      Nominating and Corporate Governance Committee’s Process for Reviewing and Considering Director Candidates
      The Board of Directors has charged the Nominating and Corporate Governance Committee with helping to assemble and maintain a world-class and diverse Board of Directors that effectively represents the interests of Akamai’s stockholders. The Nominating and Corporate Governance Committee’s goal is to attract intelligent individuals from varied backgrounds who have a strong desire to understand and provide insight about Akamai’s business and corporate goals; to understand and contribute to the role of the Board of Directors in representing the interests of stockholders; and to promote good corporate governance and ethical behavior by the members of the Board and our employees.
      In assessing whether an individual has these characteristics and whether to recommend any particular candidate for inclusion in the Board of Directors’ slate of recommended director nominees, the Nominating and Corporate Governance Committee will apply the criteria attached to the Nominating and Corporate Governance Committee’s charter. These criteria include:

•	integrity,

•	business and financial acumen,

•	knowledge of Akamai’s business and industry,

•	experience in business, government and other fields,

•	diligence,

•	potential conflicts of interest,

•	commitment to dedicate the necessary time and attention to Akamai, and

•	the ability to act in the interests of all stockholders.
      The Board of Directors particularly values demonstrated leadership experience and skills and reputation for the highest standards of honesty, ethics and integrity. Akamai also recognizes the importance of having a diverse Board of Directors and actively considers candidates who can provide gender, racial, ethnic and professional diversity. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. The Nominating and Corporate Governance Committee believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board of Directors to fulfill its responsibilities.
      To identify and evaluate attractive candidates, the members of the Nominating and Corporate Governance Committee actively solicit recommendations from other members of Akamai’s Board of Directors and other professional contacts. In addition, during fiscal year 2004, the Nominating and Corporate Governance Committee retained the services of an executive search firm to help identify and evaluate potential candidates. As potential candidates emerge, the Nominating and Corporate Governance Committee meets from time to time to evaluate biographical information and background material relating to potential candidates; discusses those individuals with other members of the Board of Directors and senior management; and reviews the results of personal interviews and meetings that may have been conducted by members of the Board of Directors, senior management and our outside legal and accounting advisors. The Board of Directors encourages the participation of Akamai’s senior management in the candidate review process to provide insight, for example, on what additional perspectives and background could help the Board of Directors best provide appropriate guidance to management in dealing with the business risks and opportunities Akamai faces.
      Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to Nominating and Corporate Governance Committee, c/o Corporate Secretary, Akamai Technologies, Inc., 8 Cambridge Center, Cambridge, Massachusetts 02142. Assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.
      The Board will give appropriate attention to written communications that are submitted by stockholders and will respond if and as appropriate. The Lead Director, with the assistance of the Company’s General Counsel, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he or she considers appropriate. Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Lead Director considers to be important for the directors to know.
      Stockholders who wish to send communications on any topic to the Board should address such communications to Board of Directors c/o Corporate Secretary, Akamai Technologies, Inc., 8 Cambrige Center, Cambridge, Massachusetts 02142.
      Stockholders also have the right under Akamai’s bylaws to directly nominate director candidates, without any action or recommendation on the part of the Nominating and Corporate Governance Committee or the Board, by following the procedures set forth under “Deadline for Submission of Stockholder Proposals for the 2006 Annual Meeting” below.

Comparative Stock Performance
      The following graph compares the cumulative total return to stockholders of our common stock for the period from December 31, 1999 through December 31, 2004 (including the period between September 3, 2002 and May 5, 2003 during which our common stock was listed on the NASDAQ SmallCap Market) with the cumulative total return over such period of:

•	the NASDAQ Stock Market (U.S.) Index; and

•	the S&P Information Technology Sector Index.
      The graph assumes the investment of $100 in our common stock on December 31, 1999 (based on the closing sale price of our common stock on that date of $327.625 per share) and in each of such indices (and the reinvestment of all dividends). Measurement points are to the last trading day for each respective fiscal year. The performance shown is not necessarily indicative of future performance.
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
AMONG AKAMAI TECHNOLOGIES, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE S & P INFORMATION TECHNOLOGY INDEX

	Cumulative Total Return

	12/99	3/00	6/00	9/00	12/00	3/01	6/01	9/01	12/01	3/02	6/02	9/02	12/02	3/03	6/03	9/03	12/03	3/04	6/04	9/04	12/04

AKAMAI TECHNOLOGIES, INC.	100.00	49.08	36.24	16.03	6.45	2.61	2.80	0.89	1.81	1.22	0.40	0.25	0.53	0.43	1.46	1.31	3.28	4.01	5.48	4.29	3.98

NASDAQ STOCK MARKET (U.S.)	100.00	112.21	105.78	90.50	72.62	60.40	60.88	39.17	50.23	46.52	37.92	30.98	29.12	26.32	33.03	40.42	44.24	48.07	47.04	43.70	47.16

S & P INFORMATION TECHNOLOGY	100.00	113.56	103.08	88.72	59.10	43.80	49.23	32.51	43.81	40.56	30.01	22.42	27.42	27.31	32.27	35.76	40.37	39.34	40.46	36.47	41.40

Report of the Compensation Committee
      The Compensation Committee of Akamai’s Board of Directors has furnished the following report on executive compensation.
      During 2004, the Compensation Committee of Akamai’s Board of Directors consisted of Mr. Graham, Mr. Halter, Mr. Kight and Ms. Seligman. Mr. Halter joined the Compensation Committee in March 2004. Mr. Kight joined the Compensation Committee in May 2004. The Compensation Committee focuses its efforts on:

•	reviewing and establishing salaries, cash incentive plans, benefit plans and equity incentive plans for executive officers,

•	administering Akamai’s stock plans,

•	approving stock option grants and other equity awards under Akamai’s stock plans, and

•	consulting with management on benefit plans, overall compensation policies and practices and other employee-related matters.

Compensation Philosophies
      We continue to design our executive compensation program with the goal of attracting, retaining and rewarding quality people in a highly competitive business environment. Our annual and long-term incentive compensation strategy is performance-oriented, and is designed to link our strategic business objectives and the enhancement of shareholder returns with the compensation of our managers. Akamai has retained Watson Wyatt Worldwide as an independent consultant to assist the Compensation Committee in designing the appropriate mix of compensation arrangements.
      The Compensation Committee bases all executive compensation decisions on a detailed review of many factors that the Compensation Committee believes are relevant, including external competitive data, Akamai’s achievements over the past year, the individual’s past, present and expected contributions to Akamai’s success, any significant changes in the individual’s role or responsibilities, the internal equity of compensation relationships among different employees and employee groups and the long-term value of the executive. We believe that it is important to reward excellence, leadership and outstanding long-term company performance.

Executive Compensation in Fiscal 2004
      Base Salary. Base salaries for executive officers are determined annually by reviewing three key areas: (1) the practices of companies of similar size, market capitalization and industry; (2) the skills and performance level of the individual executive relative to targeted performance criteria; and (3) actual corporate performance. In September 2001, Mr. Sagan voluntarily elected to reduce his annual salary from $250,000 to $50,000 per year and, in November 2001, elected to further reduce it to $20,000 per year. Each of Mr. Conrades and Mr. Leighton also reduced his salary to $20,000 per year in April 2001. At that time, Akamai was sharply cutting all of its expenses and engaging in work force reductions. With the support of the Compensation Committee, Messrs. Conrades, Leighton and Sagan took such action to assist in stabilizing our financial position and demonstrate to fellow employees and stockholders their commitment to the long-term success of the company. In July 2004, in connection with his assumption of additional duties and the improvement in Akamai’s financial condition, Mr. Sagan elected to draw an increased salary. The Compensation Committee approved an annualized base salary for 2004 of $300,000 for Mr. Sagan, which the Compensation Committee determined to be commensurate with typical salaries in Akamai’s industry. In January 2005, Akamai announced that Mr. Sagan would become Chief Executive Officer in April 2005. In connection with this promotion, the Compensation Committee approved an increase in Mr. Sagan’s salary to $400,000 per year and the issuance of options to purchase 250,000 shares of common stock effective in January 2005.
      Incentive Bonus. In January 2005, the Compensation Committee approved a cash incentive plan for Akamai’s executive officers that is tied to corporate performance. Prior to the adoption of this plan, Akamai did not have an annual bonus plan for executive officers. Instead, cash bonuses were used on an exception basis to attract, retain and motivate executives. When cash bonuses are employed, the executive’s cash bonus is based on the achievement of company-specific performance measures and individual-specific objectives and the contribution of the executive to the overall success and achievements of Akamai and its management team. In 2004, in recognition of his achievement of certain individual performance goals, Mr. Cobuzzi earned a bonus of $72,000.
      Long-Term Incentives. The Compensation Committee believes that stock options and restricted stock are excellent long-term incentives for executives that align executive and stockholder interests and assist in the retention of key officers and employees. Stock options granted under Akamai’s stock option program generally vest over four years although in recent years we have included vesting-acceleration provisions that are tied to Akamai’s financial performance. We believe that options with vesting-acceleration triggers represent a broad-based incentive program that further align employee interests with those of our stockholders.
      When determining stock option awards, the Compensation Committee considers an executive’s current contributions to Akamai’s performance, the anticipated contribution to meeting Akamai’s long-term strategic performance goals, his or her position with Akamai and industry practice. The direct link between the value of a stock option to an executive and an increase in the price of Akamai’s stock makes stock option awards a key method for aligning executive compensation with stockholder value. The Compensation Committee did not approve any option issuances to any Akamai Named Executive Officers in 2004; however, in January 2005, the Compensation Committee did approve the grant to Akamai Named Executive Officers of options to purchase an aggregate of 250,000 shares of common stock. In addition, when Ms. Arthur joined Akamai in June 2004 as Chief Marketing Officer, the Compensation Committee approved the issuance to her of options to purchase 75,000 shares of common stock.

Chairman and Chief Executive Officer Compensation in Fiscal 2004
      Mr. Conrades’ base salary and long-term incentive compensation are determined by the Compensation Committee without Mr. Conrades’ participation, based upon the same factors as those used by the Compensation Committee for executives in general. In April 2001, Mr. Conrades made a voluntary election to reduce his base salary from $345,000 to $20,000. Mr. Conrades does not participate in a cash-based incentive plan. Mr. Conrades maintained that salary in 2002 and 2003, and the Compensation Committee approved the continuation of a $20,000 salary for 2004.
      In light of Mr. Conrades’ election to reduce his salary, the members of the Compensation Committee and other independent members of the Board of Directors believed it was in the best interests of stockholders that Akamai provide appropriate incentives to encourage him to continue to serve as Chief Executive Officer. Given our financial condition at that time and other factors, we determined that an equity-based compensation plan would be the most effective and efficient means of providing incentives to Mr. Conrades. Accordingly, in July 2002, Mr. Conrades was granted an option to purchase 750,000 shares of Akamai common stock at the market price of $1.26 at that time. The options vest in full on the third anniversary of the date of grant; however, vesting may accelerate in partial increments upon Akamai’s achievement of certain financial objectives, which are defined in the option agreement. In particular, vesting with respect to options to purchase 250,000 shares of Akamai common stock will accelerate on the last day of the first calendar quarter ending on or before December 31, 2003 during which we have revenue of at least $50,000,000 and a gross profit percentage of at least sixty-five percent. On the last day of each successive calendar quarter, if such milestones are maintained, vesting will accelerate for options to purchase the lesser of 250,000 shares or the number of shares issuable in respect of any unvested options. If such milestones were not maintained during a later quarter, vesting will instead accelerate for options to purchase the lesser of 200,000 shares or the number of shares issuable in respect of any unvested shares. As of March 31, 2005, there had been no accelerated vesting of the options held by Mr. Conrades.
      By tying accelerated vesting to the achievement of significant corporate financial goals, Mr. Conrades’ performance incentives are further aligned with the interests with those of our stockholders. The amount and nature of the grant were based on our review of the financial performance of Akamai, Mr. Conrades’

contribution to Akamai’s performance, and our review of equity incentives provided by other technology companies.

Compliance with Internal Revenue Code Section 162(m)
      Section 162(m) of the Internal Revenue Code of 1986, as amended, which we refer to in this Proxy Statement as the “Code,” generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to a company’s Chief Executive Officer and the four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. The Compensation Committee reviews the potential effect of Section 162(m) periodically and generally seeks to structure the long-term incentive compensation granted to its executive officers in a manner that is intended to avoid disallowance of deductions under Section 162(m). Nevertheless, there can be no assurance that compensation attributable to awards granted under the Plan will be treated as qualified performance-based compensation under Section 162(m). In addition, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limit when the Compensation Committee believes such payments are appropriate and in the best interests of Akamai and its stockholders, after taking into consideration changing business conditions and the performance of its employees.

Compensation Committee

Ronald L. Graham
William A. Halter
Peter J. Kight
Naomi O. Seligman
Compensation Committee Interlocks and Insider Participation
      The members of the Compensation Committee during fiscal year 2004 were Mr. Graham, Mr. Halter, Mr. Kight and Ms. Seligman. Mr. Graham and Ms. Seligman joined the Compensation Committee of the Board of Directors during 2001. Mr. Halter joined the Compensation Committee in March 2004. Mr. Kight joined the Compensation Committee in May 2004. No member of the Compensation Committee was at any time during 2004, or formerly, an officer or employee of Akamai or of any of our subsidiaries, and no member of the Compensation Committee had any relationship with us requiring disclosure under Item 404 of Regulation S-K under the Exchange Act.
      None of our executive officers has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other organization, one of whose executive officers served as a director or member of the Compensation Committee.

Report of the Audit Committee
      The Audit Committee of our Board of Directors has furnished the following report on the Audit Committee’s review of our audited financial statements:
      The Audit Committee of Akamai’s Board of Directors, which, during fiscal year 2004, consisted of Mr. Coyne, Ms. Goodwin and Mr. Salerno, is responsible for monitoring the integrity of Akamai’s consolidated financial statements, their compliance with legal and regulatory requirements, Akamai’s system of internal controls and the qualifications, independence and performance of its internal and independent auditors. The Audit Committee has the authority and responsibility to select, evaluate and, when appropriate, replace Akamai’s independent auditors. We act under a written charter that was first adopted and approved by the Audit Committee and the Board of Directors in May 2000. The charter was amended and restated in March 2004. The members of the Audit Committee are independent directors as defined by the Audit Committee charter and the NASDAQ Rules.
      Akamai’s management is responsible for the financial reporting process, including Akamai’s system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. PricewaterhouseCoopers LLP, or PWC, Akamai’s independent auditors, is responsible for auditing those financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. The Audit Committee’s responsibility is to oversee and review these processes. The members of the Audit Committee are not, however, professionally engaged in the practice of accounting or auditing and do not provide any expert or other special assurance as to the financial statements concerning compliance with laws, regulations or generally accepted accounting principles or as to auditor independence. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent auditors.
      We reviewed Akamai’s audited financial statements for the fiscal years ended December 31, 2004, December 31, 2003 and December 31, 2002 that were included in Akamai’s annual report on Form 10-K as filed with the Commission, which we refer to as the Financial Statements. We reviewed and discussed the Financial Statements with Akamai’s management and PWC. PWC has represented to the Audit Committee that, in its opinion, Akamai’s audited financial statements were prepared in accordance with accounting principles generally accepted in the United States. We discussed with PWC the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).
      We also discussed with PWC its independence from Akamai and considered whether PWC’s rendering of certain services to Akamai, other than services rendered in connection with the audit or review of the Financial Statements, is compatible with maintaining PWC’s independence. See “Ratification of Selection of Independent Auditors” included elsewhere in this Proxy Statement. In connection with these matters, Akamai received the written disclosures and letter from PWC required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). This Standard requires auditors annually to disclose in writing all relationships that in the auditor’s professional opinion may reasonably be thought to bear on its independence, to confirm its perceived independence and to engage in a discussion of independence.
      Based on our review of the Financial Statements and reports to us and our participation in the meetings and discussions described above, and subject to the limitations on our role and responsibilities referred to above and in the Audit Committee Charter, we recommended to the Board of Directors that the Financial Statements be included in Akamai’s annual report on Form 10-K for the year ended December 31, 2004 as filed with the Commission.
      We have also appointed PWC to act as Akamai’s independent auditors for 2005.

Audit Committee

Martin M. Coyne II
C. Kim Goodwin
Frederic V. Salerno

Code of Ethics
      We have adopted a written code of business ethics that applies to our principal executive officer, principal financial or accounting officer or person serving similar functions. We comprehensively amended our code of business ethics in 2004. The text of our amended code of ethics is available on our website at www.akamai.com. We did not waive any provisions of the code of business ethics during the year ended December 31, 2004. If we amend, or grant a waiver under, our code of business ethics that applies to our principal executive officer, principal financial or accounting officer, or persons performing similar functions, we intend to post information about such amendment or waiver on our website at www.akamai.com.
Certain Relationships and Related Party Transactions
      During 2004, none of Akamai, its executive officers or its directors entered into any third-party transactions of the type required to be disclosed under Item 404 of Regulation S-K.
PROPOSAL TWO
RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
      Our Board of Directors has selected PricewaterhouseCoopers LLP, independent auditors, to audit our financial statements for the year ending December 31, 2005. PWC has audited our Financial Statements for each fiscal year since our inception. Although shareholder approval of the selection of PWC is not required by law, our Board of Directors believes that it is advisable to give stockholders the opportunity to ratify this selection. The affirmative vote of holders of a majority of the shares of our common stock represented at the meeting is necessary to ratify the appointment of PWC as our independent auditors and our Board of Directors recommends that the stockholders vote FOR confirmation of such selection. In the event of a negative vote, the Board of Directors will reconsider its selection. Representatives of PWC are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.
      The following table summarizes the fees earned by PWC from us for each of the last two fiscal years for audit, audit-related, tax and other services (in thousands):

Fee Category	2004	2003

Audit Fees(1)	$1,774	$779
Audit-Related Fees(2)	258	46
All Other Fees(3)	65	55

Total Fees	$2,097	$880

(1)	Audit fees consist of fees for the audit of our financial statements and internal control over financial reporting, the review of the interim financial statements included in our quarterly reports on Form 10-Q, professional fees related to the issuance of our 1% senior convertible notes and other professional services provided in connection with statutory and regulatory filings or engagements.

(2)	Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under “Audit Fees.” These services relate to our employee benefit audits, attestation services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

(3)	All Other Fees includes services provided to us in support of our annual information security risk assessment.
      The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent auditor. This policy generally provides that we will not engage our independent auditor to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below. The Audit Committee may delegate pre-approval authority to one or more of its independent members but not to our management.
      Approval of services can come in two ways: specific pre-approval or general pre-approval. Specific pre-approval represents the Audit Committee’s consent for the independent auditor to perform a specific project, set of services or transaction for us. General pre-approval represents the Audit Committee’s consent for the independent auditor to perform certain categories of services for us. If a particular service or project falls into a category that has been generally pre-approved by the Audit Committee within the preceding twelve months, specific pre-approval of that service or project need not be obtained. Any proposed services exceeding cost levels generally pre-approved by the Audit Committee will require specific pre-approval. From time to time, the Audit Committee may revise the list of services for which general pre-approval is granted.
Board Recommendation
      Our Board of Directors believes that the selection of PricewaterhouseCoopers LLP as independent auditors for the year ending December 31, 2005 is in the best interests of Akamai and our stockholders and, therefore, recommends that the stockholders vote FOR this proposal.
OTHER MATTERS
      Our Board of Directors does not know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.
      All costs of solicitation of proxies will be borne by us. In addition to solicitations by mail, our Board of Directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph, electronic mail and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.
Householding of Annual Meeting Materials
      Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of either document to you if you write us at the following address or call us at the following phone number:
Akamai Technologies, Inc.
8 Cambridge Center
Cambridge, Massachusetts 02142
Attention: Investor Relations
Phone: 617-444-3000
      If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.
Deadline for Submission of Stockholder Proposals for the 2006 Annual Meeting
      Proposals of stockholders intended to be presented at the 2006 Annual Meeting pursuant to Rule 14a-8 promulgated under the Exchange Act must be received by us no later than December 13, 2005 in order that they may be included in the proxy statement and form of proxy relating to that meeting.

      In addition, our by-laws require that we be given advance notice of stockholder nominations for election to our Board of Directors and of other business that stockholders wish to present for action at an annual meeting of stockholders (other than matters included in our proxy statement in accordance with Rule 14a-8 under the Exchange Act). The required notice must be delivered by the stockholder and received by the Secretary at the principal executive offices of Akamai (i) no earlier than 90 days before and no later than 70 days before the first anniversary of the preceding year’s annual meeting, or (ii) if the date of the annual meeting is advanced by more than 20 days or delayed by more than 70 days from the first anniversary date, (a) no earlier than 90 days before the annual meeting and (b) no later than 70 days before the annual meeting or ten days after the day notice of the annual meeting was mailed or publicly disclosed, whichever occurs first.
      OUR BOARD OF DIRECTORS ENCOURAGES STOCKHOLDERS TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THIS MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

By order of the Board of Directors,

-s- Melanie Haratunian
Melanie Haratunian
Vice President, General Counsel
and Secretary
April 12, 2005

DETACH HERE	ZAKI32

AKAMAI TECHNOLOGIES, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS

Annual Meeting of Stockholders — May 24, 2005

     Those signing on the reverse side, revoking any prior proxies, hereby appoint(s) George H. Conrades, Paul Sagan and Melanie Haratunian, or each of them with full power of substitution, as proxies for those signing on the reverse side to act and vote at the 2005 Annual Meeting of Stockholders of Akamai Technologies, Inc. and any adjournments thereof as indicated upon all matters referred to on the reverse side and described in the Proxy Statement for the Meeting, and, in their discretion, upon any other matters which may properly come before the Meeting.

     This Proxy when properly executed will be voted in the manner directed by the Undersigned Stockholder(s). If no other indication is made, the Proxies shall vote “FOR” Proposals 1 and 2.

PLEASE VOTE, DATE AND SIGN ON OTHER SIDE
AND RETURN PROMPTLY IN ENCLOSED ENVELOPE

HAS YOUR ADDRESS CHANGED?

DO YOU HAVE ANY COMMENTS?

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

AKAMAI TECHNOLOGIES, INC.

C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

Your vote is important. Please vote immediately.

Vote-by-Internet
Log on to the Internet and go to http://www.eproxyvote.com/akam

OR

Vote-by-Telephone
Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone, please do not mail your card.

[AKICM — AKAMAI TECHNOLOGIES, INC.] [FILE NAME: ZAKI31.ELX] [VERSION — (4)] [04/05/05] [orig. 03/18/05]

DETACH HERE	ZAKI31

☒	Please mark votes as in this example.

#AKI

A vote FOR the director nominees and FOR proposal number 2 is recommended by the Board of Directors.

1.	Election of Class III Directors.
	Nominees:	(01) William A. Halter
(02) Peter J. Kight
(03) Frederic V. Salerno

FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES

☐_________________________________________

INSTRUCTIONS: To withhold authority to vote for the above nominees write the nominee’s name on the line above. Your shares will be voted for the remaining nominee(s).

		FOR	AGAINST	ABSTAIN
2.	To ratify the selection of PricewaterhouseCoopers LLP as the independent auditors of Akamai for the fiscal year ending December 31, 2005;	☐	☐	☐

To transact such other business as may properly come before the meeting.

MARK HERE FOR ADDRESS CHANGE OR COMMENTS AND NOTE ON REVERSE	☐	MARK HERE IF YOU PLAN TO ATTEND THE MEETING	☐

Please sign this proxy exactly as your name appears hereon. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign. If a corporation or partnership, this signature should be that of an authorized officer who should state his or her title.

Signature:	Date:	Signature:	Date: